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                                  DETACH HERE
                                     PROXY

                                 MEDIA 100 INC.
                        ANNUAL MEETING OF STOCKHOLDERS,
                                  MAY 5, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John A. Molinari and Steven D. Shea, each of them with power of substitution toeach, to represent and to vote at the Annual Meeting of Stockholders to be held on May 5, 2000 at 10:00 a.m., and at any adjournments or postponements thereof all shares of Common Stock of the Company as to which the undersigned would be entitled to vote if present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

     Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of the issuance of Media 100 Common Stock in the proposed merger, FOR the election as directors of all nominees named hereon or any of such nominees for which approval is not withheld, IN FAVOR of amending the Certificate of Incorporation to increase the number of authorized shares of Media 100 Common Stock to 100,000,000, IN FAVOR of increasing the number of shares of Media 100 Common Stock authorized for issuance under the Key Employee Incentive Plan (1992) by 2,000,000 to a total of 4,200,000 shares, IN FAVOR of the appointment of Arthur Andersen LLP as Media 100's independent auditors for the fiscal year ending November 30, 2000, and in the discretion of the named proxies as to any other matter not known a reasonable time before this solicitation that may come before this meeting or any adjournments or postponements thereof.

SEE REVERSE                                                        SEE REVERSE
   SIDE           CONTINUED  AND TO BE SIGNED ON REVERSE SIDE          SIDE


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                                  DETACH HERE

      PLEASE MARK
/X/   VOTES AS IN
      THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

PLEASE DO NOT FOLD THIS PROXY.

1. Approving the issuance of shares of Media 100
   Common Stock in the proposed Merger.

    FOR          AGAINST         ABSTAIN
    / /            / /             / /

2. Election of Directors.

   Nominees:  (01) Maurice L. Castonguay,
   (02) Mark Housley, (03) John A. Molinari,
   (04) Carl Rosendahl, (05) Paul J. Severino

          FOR              WITHHELD
          ALL      / /     FROM ALL    / /
        NOMINEES           NOMINEES


/ / ________________________________________
    For all nominees except as noted above


                                                       FOR    AGAINST   ABSTAIN
3. Amending the Certificate of Incorporation           / /      / /       / /
   increasing the number of authorized shares of Media 100 Common Stock to 100,000,000.

4. Increasing the number of shares of Common Stock     / /      / /       / /
   authorized for issuance under the Key Employee
   Incentive Plan (1992) by 2,000,000 shares to a total of 4,200,000 shares.

5. Appointing Arthur Andersen LLP as Media 100's       / /      / /       / /
   independent auditors for the fiscal year ending
   November 30, 2000.

                                        THIS PROXY WHEN PROPERLY EXECUTED WILL
                                        BE VOTED AS SPECIFIED, IF NO CHOICE
                                        IS SPECIFIED, THEN THIS PROXY WILL BE
                                        VOTED FOR THE ISSUANCE OF SHARES OF
                                        MEDIA 100 COMMON STOCK IN THE
                                        PROPOSED MERGER, FOR THE ELECTION AS
                                        DIRECTORS OF ALL NOMINEES NAMED
                                        HEREON, OR ANY OF SUCH NOMINEES FOR
                                        WHICH APPROVAL HAS NOT BEEN WITHHELD,
             [CLEAR AREA]               AND IN FAVOR OF AMENDING THE
                                        CERTIFICATE OF INCORPORATION
                                        INCREASING THE NUMBER OF AUTHORIZED
                                        SHARES OF MEDIA 100 COMMON STOCK TO
                                        100,000,000, AND IN FAVOR OF
                                        INCREASING THE NUMBER OF SHARES OF
                                        COMMON STOCK AUTHORIZED FOR ISSUANCE
                                        UNDER THE KEY EMPLOYEE INCENTIVE PLAN
                                        (1992) BY 2,000,000 SHARES TO A TOTAL
                                        OF 4,200,000 SHARES, AND IN FAVOR OF
                                        APPOINTING ARTHUR ANDERSEN LLP AS
                                        MEDIA 100'S INDEPENDENT AUDITORS FOR
                                        THE FISCAL YEAR ENDING NOVEMBER 30,
                                        2000. IN THEIR DISCRETION, THE
                                        PROXIES ARE AUTHORIZED TO VOTE UPON
                                        SUCH OTHER BUSINESS AS MAY PROPERLY
                                        COME BEFORE THE MEETING.

                                        Please sign your name exactly as it
                                        appears on your stock certificates,
                                        write in the date and return this proxy
                                        as soon as possible. If the stock is
                                        registered in more than one name, each
                                        joint owner should sign personally.
                                        Attorneys, executors, administrators,
                                        trustees or guardians must give full
                                        title as such. Only authorized officers
                                        should sign for corporations and should
                                        state his or her title.


Signature:_______________  Date:______  Signature:_______________  Date:_______